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                                                                    EXHIBIT 23-A
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
National Semiconductor Corporation:

    We consent to the use of our reports dated June 10, 1994, incorporated herein by reference. Our report covering the Company's May 29, 1994 consolidated financial statements refers to a change in accounting for certain costs in inventory.

                                                /s/ KPMG PEAT MARWICK LLP

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                                                  KPMG Peat Marwick LLP
San Jose, California
September 28, 1994